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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-A/A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               HAVAS ADVERTISING
            (Exact name of registrant as specified in its charter)



           The Republic of France                            Not Applicable
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                      Identification No.)



           84, rue de Villiers
       92683 Levallois-Perret Cedex
                 France                                       Not Applicable
  (Address of principal executive offices)                      (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
      -------------------                         ------------------------------

            None                                                None


Securities Act registration statement file number to which
this Form relates:                                                     333-43362


        Securities to be registered pursuant to Section 12(g) of the Act:

                       American Depositary Shares, each
                       representing one ordinary share,
                       nominal value 0.40 euro per share
                      ----------------------------------
                               (Title of class)



                               Ordinary shares,
                                 nominal value
                              0.40 euro per share
                             ---------------------
                              (Title of class)



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                               EXPLANATORY NOTE

         This is an amendment and restatement of the registration statement on Form 8-A filed with the Securities and Exchange Commission on August 24, 2000.


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities To Be Registered.
         -------------------------------------------------------

         The description of the American Depositary Shares registered hereby is incorporated by reference to (i) the section captioned "Description of American Depositary Shares and American Depositary Receipts" in the Registrant's Registration Statement on Form F-4 (SEC File No. 333-43362), as originally filed with the Securities and Exchange Commission on August 9, 2000, including any amendments to such Registration Statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Form F-4") and (ii) the form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares, including, as an exhibit, the form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the Form F-4).

         The description of the ordinary shares registered hereby is incorporated by reference to (i) the section captioned "Description of Havas Advertising Share Capital" in the Form F-4 and (ii) the statuts, or articles of association, of Havas Advertising (unofficial English translation), incorporated herein by reference to Exhibit 3.1 to the Form F-4.


Item 2.  Exhibits.
         --------

1. Registration Statement on Form F-4 (SEC File No. 333-43362), filed with the Securities and Exchange Commission on August 24, 2000, is hereby incorporated by reference.

2. Statuts, or articles of association, of Havas Advertising (unofficial English translation) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4 that is Exhibit 1 hereto).

3. Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares, including, as an exhibit, the form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4 that is Exhibit 1 hereto).

4. Specimen certificate of American Depositary Receipt (included as an exhibit to the form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4 that is Exhibit 1 hereto)).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HAVAS ADVERTISING



Date:  September 20, 2000                  By: /s/ Jacques Herail
                                            ------------------------------------
                                            Name:  Jacques Herail
                                            Title: Director - General

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